Exhibit 99.2

Second Quarter 2012 Earnings Presentation July 26, 2012 Dick Weil Chief Executive Officer Bruce Koepfgen Chief Financial Officer

Janus Capital Group 2Q 2012 results EPS AUM Long-Term Net Flows Margin 2Q 2012 EPS of $0.13 compared to $0.12 in 1Q 2012 1Q 2012 included a total charge of $0.03 per share due to a change in LTI forfeiture estimates and the early extinguishment of debt Assets Under Management at June 30, 2012 of $152.4 billion declined 7.1% versus March 31, 2012 Operating margin in 2Q 2012 of 25.3% versus 25.9% in 1Q 2012 Total company long-term net flows were $(3.9) billion in 2Q 2012 compared to $(2.5) billion in 1Q 2012

2Q 2012 results Bruce Koepfgen Chief Financial Officer

2Q 2012 financial overview EPS Average AUM ($ in billions) Total Revenues ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year 1Q 2012 included a total charge of $0.03 per share due to a change in LTI forfeiture estimates and the early extinguishment of debt * *

Lipper rankings are based on total returns. Morningstar ratings are based on risk-adjusted returns. Notes: References Lipper relative performance on an asset-weighted basis as of 6/30/2012. Refer to p. 18 and 19 for the 1-, 3- and 5-year periods and p. 24 for the 10-year period for percent of assets, percent of funds in top 2 Lipper quartiles for all periods and quantity of funds in analysis. References relative performance net of fees, as of 6/30/2012, as shown on p. 21 and 22. Refer to p. 23 for INTECH mutual fund analysis and disclosure. Complex-wide as of 6/30/2012. Refer to p. 24 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Despite some relative weakness in 1- and 3-year performance, 5-year performance remains strong across the firm 1-Year 3-Year 5-Year % of Fund Assets Outperforming Majority of Lipper Peers Complex-Wide Mutual Fund Assets (1) 48% 29% 75% Fundamental Equity Mutual Fund Assets (1) 40% 18% 72% Fixed Income Mutual Fund Assets (1) 100% 100% 100% % of Strategies Outperforming Respective Benchmarks Mathematical Equity Strategies (2) 35% 79% 75% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 47% (1) (2) (3)

Note: (1) Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Total company net flows in 2Q 2012 reflect a slowdown in fundamental equity gross sales and an increase in mathematical equity redemptions 22% 23% 20% 24% 20% Total Company Long-Term Flows (1) ($ in billions) Mathematical Equity Long-Term Flows (1) ($ in billions) Fundamental Equity Long-Term Flows (1) ($ in billions) Gross Redemptions Gross Sales Net Sales 29% 29% 31% 31% 29% Annualized Redemption Rate Annualized Gross Sales Rate Fixed Income Long-Term Flows (1) ($ in billions) 18% 19% 16% 24% 18% 34% 33% 32% 33% 28% Annualized Redemption Rate Annualized Gross Sales Rate 20% 9% 7% 5% 6% 16% 15% 30% 24% 29% Annualized Redemption Rate Annualized Gross Sales Rate 53% 87% 62% 58% 56% 29% 39% 32% 35% 37% Annualized Redemption Rate Annualized Gross Sales Rate $9.4 $9.7 $7.0 $8.7 $8.0 ($12.5) ($12.1) ($11.0) ($11.2) ($11.9) ($3.1) ($2.4) ($4.0) ($2.5) ($3.9) ($32) ($16) $0 $16 $32 2Q11 3Q11 4Q11 1Q12 2Q12 $2.3 $1.0 $0.7 $0.5 $0.6 ($1.8) ($1.7) ($2.9) ($2.3) ($3.1) $0.5 ($0.7) ($2.2) ($1.8) ($2.5) ($10) ($5) $0 $5 $10 2Q11 3Q11 4Q11 1Q12 2Q12 $2.1 $3.8 $2.9 $3.0 $3.2 ($1.1) ($1.7) ($1.5) ($1.8) ($2.1) $1.0 $2.1 $1.4 $1.2 $1.1 ($6) ($3) $0 $3 $6 2Q11 3Q11 4Q11 1Q12 2Q12

Quarter-over-quarter decrease in revenue was driven by a decline in average AUM and lower performance fees Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. Average AUM ($ in billions) (1) Management Fees Shareowner Servicing Fees and Other Performance Fees (1)

2Q 2012 operating expenses of $153.9 million decreased $8.0 million compared to 1Q 2012 Employee compensation and benefits decreased $5.4 million in 2Q 2012, primarily as a result of variable compensation Long-term incentive compensation decreased $4.4 million in 2Q 2012, primarily as a result of two factors: Mark-to-market on mutual fund share awards and Perkins SPIs 1Q 2012 included a $2.1 million change to forfeiture estimates Discretionary expenses, including marketing & advertising and G&A, increased $2.8 million versus 1Q 2012 2Q 2012 operating margin declined slightly to 25.3% versus 25.9% in 1Q 2012 2Q 2012 operating expenses declined primarily as a result of lower compensation Operating Expenses ($ in millions) Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

Balance sheet strengthened by healthy cash flow generation

- $71 million of cash flow from operations in 2Q 2012 drove a $52 million increase in cash quarter over quarter
  - During the quarter, we spent $17 million on the following items: quarterly cash dividend ($11 million) and antidilutive share buybacks ($6 million)
- Seed investments and mutual fund share awards decreased 6% and 7%, respectively, during 2Q 2012, primarily related to market returns

Balance Sheet Profile (Carrying Value) – 3/31/2012 versus 6/30/2012
($ in millions)



$700
$600
$500
$400
$300
$200
$100
$0
$609
$263
$94
$252
$538
$352
$186
$639
$248
$87
$304
$540
$352
$188
Cash
Debt
3/31/2012
Cash
Debt
6/30/2012
Seed Investments and Other (1)
Mutual Fund Share Awards
Cash and Cash Equivalents
2017 Maturity
2014 Maturities (2)

Notes:
(1) Includes seed investments of $261.9 million and other investments of $0.6 million as of March 31, 2012; includes seed investments of $247.6 million and other investments of $0.1 million as of June 30, 2012.
(2) Includes $38.9 million of 6.119% Senior Notes and $147.0 million of 3.250% Convertible Senior Notes as of March 31, 2012; includes $38.9 million of 6.119% Senior Notes and $149.3 million of 3.250% Convertible Senior Notes as of June 30, 2012.

9

Investment performance has improved over the last year, but there is much more work to be done 48% of complex-wide assets are outperforming a majority of Lipper peers on a 1-year basis as of June 30, 2012, compared to 16% of assets as of June 30, 2011 (1) 47% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM as of June 30, 2012 (2) Management is committed to balancing financial discipline with continued investment in our strategic development Discretionary expenses, including marketing & advertising and G&A, have declined 13% in 1H 2012 compared to 1H 2011 The business continues to generate healthy cash flow from operations, and the balance sheet remains strong We are focused on strengthening the core of our company, while intelligently diversifying our business 2Q 2012 Summary Lipper rankings are based on total returns. Morningstar ratings are based on risk-adjusted returns. Notes: References Lipper relative performance on an asset-weighted basis as of 6/30/2012. Refer to p. 18 and 19 for the 1-, 3- and 5-year periods and p. 24 for the 10-year period for percent of assets, percent of funds in top 2 Lipper quartiles for all periods and quantity of funds in analysis. Complex-wide as of 6/30/2012. Refer to p. 24 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis.

Appendix

Retail Intermediary ($99.5bn) $152.4 billion in AUM as of 6/30/12 By Investment Discipline By Distribution Channel Growth / Blend ($52.7bn) Money Market ($1.4bn) Mathematical ($39.2bn) Institutional ($38.9bn) International ($14.0bn) AUM by investment discipline and distribution channel Fixed Income ($23.8bn) Value ($17.7bn) Global / International ($17.6bn)

2Q 2012 EPS of $0.13 compared to $0.12 in 1Q 2012 March 31, June 30, Variance June 30, June 30, Variance ($ in millions, except AUM and per share) 2012 2012 (%) 2011 2012 (%) Average AUM ($ in billions) 158.9 $ 155.0 $ -2.5% 171.6 $ 155.0 $ -9.7% Revenues 218.4 $ 206.0 $ -5.7% 264.0 $ 206.0 $ -22.0% Operating expenses 161.9 153.9 -4.9% 182.2 153.9 -15.5% Operating income 56.5 $ 52.1 $ -7.8% 81.8 $ 52.1 $ -36.3% Operating margin 25.9% 25.3% 31.0% 25.3% Interest expense (11.8) $ (11.0) $ 6.8% (13.1) $ (11.0) $ 16.0% Investment gains (losses), net 6.3 (7.0) n/m (1.4) (7.0) n/m Other income, net 0.1 1.8 n/m 0.5 1.8 n/m Loss on early extinguishment of debt (7.2) - n/m - - n/a Income tax provision (17.2) (11.2) 34.9% (22.3) (11.2) 49.8% Net income 26.7 24.7 -7.5% 45.5 24.7 -45.7% Noncontrolling interests (4.1) (1.3) 68.3% (3.6) (1.3) 63.9% Net income attributable to JCG 22.6 $ 23.4 $ 3.5% 41.9 $ 23.4 $ -44.2% Diluted earnings per share attributable to JCG common shareholders 0.12 $ 0.13 $ 8.3% 0.23 $ 0.13 $ -43.5% Diluted weighted average shares outstanding (in millions) 185.4 185.4 0.0% 184.5 185.4 0.5% Quarter Ended Quarter Ended

2Q 2012 operating margin of 25.3% versus 25.9% in 1Q 2012 March 31, June 30, Variance June 30, June 30, Variance ($ in millions, except AUM) 2012 2012 (%) 2011 2012 (%) Average AUM ($ in billions) 158.9 $ 155.0 $ -2.5% 171.6 $ 155.0 $ -9.7% Revenues Investment management fees 202.0 $ 192.4 $ 226.0 $ 192.4 $ Performance fees - mutual funds (19.5) (23.0) (1.8) (23.0) Performance fees - private accounts 0.5 1.1 1.6 1.1 Shareowner servicing fees and other 35.4 35.5 38.2 35.5 Total revenues 218.4 $ 206.0 $ -5.7% 264.0 $ 206.0 $ -22.0% Basis points Investment management fees 51.1 49.9 52.8 49.9 Investment management fees and performance fees 46.3 44.2 52.8 44.2 Operating expenses Employee compensation and benefits 72.0 $ 66.6 $ 79.9 $ 66.6 $ Long-term incentive compensation 19.6 15.2 17.7 15.2 Marketing and advertising 4.8 6.1 8.2 6.1 Distribution 32.3 31.4 39.6 31.4 Depreciation and amortization 8.1 8.0 8.4 8.0 General, administrative and occupancy 25.1 26.6 28.4 26.6 Total operating expenses 161.9 153.9 -4.9% 182.2 153.9 -15.5% Operating income 56.5 $ 52.1 $ -7.8% 81.8 $ 52.1 $ -36.3% Operating margin 25.9% 25.3% 31.0% 25.3% Quarter Ended Quarter Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1]
(AUM $ in millions, performance fees $ in thousands)

	EOP AUM 6/30/2012	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	2Q 2012 P&L Impact
Janus Contrarian Fund [3]	$2,519.8	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,357.3)
Worldwide Fund [3]	2,480.6	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(816.9)
Janus Research Fund [3]	3,263.0	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(1,205.0)
Janus Global Research Fund [4]	287.8	MSCI World Growth Index℠	0.64%	± 15 bps	± 6.00%	79.5
Janus Global Real Estate Fund [5]	72.0	FTSE EPRA/NAREIT Developed Index	0.75%	± 15 bps	± 4.00%	(8.4)
Janus International Equity Fund [6]	212.4	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	54.5
INTECH U.S. Core Fund [4,7]	332.8	S&P 500® Index	0.50%	± 15 bps	± 4.00%	57.0
Perkins Mid Cap Value Fund [3]	12,943.4	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(4,750.9)
Perkins Small Cap Value Fund [8]	2,772.5	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(985.2)
Perkins Large Cap Value Fund [8]	141.1	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(35.6)
Janus Fund [9]	8,434.7	Core Growth Index	0.64%	± 15 bps	± 4.50%	(3,295.9)
Perkins Global Value Fund [9,10]	124.3	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	0.0
Janus Aspen Overseas Portfolio [11]	1,458.2	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(794.0)
Janus Overseas Fund [12]	7,029.0	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(4,364.3)
Janus Twenty Fund [13]	8,108.7	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(3,187.4)
Janus Forty Fund [13]	4,651.7	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(2,387.7)
Janus Emerging Markets Fund [14]	20.6	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	(5.9)
Total Existing Funds with Fees	**$54,852.6**					**($23,003.3)**

Please refer to footnotes on p. 16.

15

Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006 and the performance adjustment was implemented as of 2/1/2007. The performance measurement period began on 1/1/2006 and the performance adjustment was implemented as of 1/1/2007. The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund’s benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund’s performance and calculating the performance adjustment. Because the Fund’s performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return. The performance measurement period began on 12/1/2006 and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2009 and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010 and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010 and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010 and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010 and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010 and the performance adjustment was implemented as of 12/31/2011. Mutual funds with performance-based advisory fees (cont.) (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (13) (14) Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund.

Notes: Schedule reflects LTI awards granted as of 6/30/2012 and includes a reduction related to forfeitures taken, excluding any future forfeitures. All grants include mutual fund share awards, which are subject to market/fund performance adjustments and do not include Perkins senior profit interest awards. Perkins senior profit interest awards were granted on December 31, 2008 and have a formula-driven terminal value based on revenue growth and relative investment performance. Janus can call or terminate any or all awards on the 5th, 7th or each subsequent anniversary of the grant. Grants do not include performance-based acceleration and vest on a pro rata basis. 2013 vesting occurs on January 1st for CEO $10 million new hire grant. CEO 2010 $6 million annual grant is included in the 2010 grant above and subject to four year ratable vesting. Grant includes $2.4 million of awards that vest ratably over 4 years and $1.2 million in awards that are subject to performance-based vesting and are expensed 52% in 2012, 27% in 2013, 15% in 2014 and 6% in 2015. LTI amortization schedule Full-Year 2012 Long-Term Incentive Compensation Amortization (1)(2) ($ in millions) Date of Grant Amount Remaining to Vest 2009 Grant February 2009 16.2 $ 2010 Grant February 2010 31.5 2011 Grant February 2011 44.2 2012 Grant February 2012 53.0 Additional Grants INTECH 2008 April 2008 6.0 $ INTECH 2009 January 2009 3.8 Perkins 2009 January 2009 1.2 Janus CEO 2010 February 2010 2.5 Grants vest 50% in 2010, 25% in 2012 and 2013 (3) Janus CEO 2011 (4) December 2011 3.6 Grants vest over 10 years Grants vest over 10 years Grants generally vest over 4 years Grants generally vest over 4 years Grants generally vest over 4 years Grants generally vest over 4 years Grants vest over 4 years Grants vest over 4 years

75% of complex-wide mutual fund assets are outperforming the majority of Lipper peers over the 5-year period (1) Complex-Wide: Percent in Top 2 Lipper Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Lipper relative performance as of 6/30/2012. Refer to p. 24 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile

Fundamental Equity: Percent in Top 2 Lipper Quartiles Based on Total Returns 1-Year 3-Year 5-Year Fundamental equity mutual funds continue to post strong relative long-term performance (1) % of Funds % of Assets Note: References Lipper relative performance as of 6/30/2012. Refer to p. 24 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile

Annualized Rolling Three-Year Performance (As of June 30, 2012) INTECH composites outperformed their respective benchmarks 71% of the time over the annualized rolling three-year measurement periods Older rolling periods reflect fewer strategies than more-recent rolling periods. Performance presented net of fees and includes the reinvestment of dividends and other earnings. Data reflects past performance, which does not guarantee future results. Rolling periods calculated quarterly since each strategy’s inception. Chart includes performance for all strategies with at least a three-year track record. Performance for rolling periods other than three years may be different and are available upon request. See p. 21 and 22 for standardized performance and p. 23 for additional information on the strategies, inception dates, and benchmarks included in this chart. -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% INTECH Composite (Absolute Performance, Net of Fees) Benchmark (Absolute Performance) Firm-wide Annualized Rolling Three-Year Period Composite Net Performance From July 1, 1987 through June 30, 2012 Outperformance Underperformance INTECH composites outperformed their respective benchmarks in 318 of 451 annualized rolling three-year measurement periods, or 71% of the time (14 composites, net of fees).

Mathematical equity performance (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 6/30/2012 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	5.01	17.09	1.17	6.61	10.09
U.S. Enhanced Plus Net		4.69	16.73	0.85	6.26	9.68
S&P 500® Index		5.45	16.40	0.22	5.33	8.62
Difference versus S&P 500® Index Net of Fees		(0.76)	0.34	0.64	0.93	1.07
U.S. Large Cap Growth Gross	7/93	4.68	17.15	3.49	7.37	12.13
U.S. Large Cap Growth Net		4.20	16.61	3.01	6.86	11.56
S&P 500® Growth Index		7.77	17.45	3.04	5.70	8.25
Difference versus S&P 500® Growth Index Net of Fees		(3.57)	(0.84)	(0.03)	1.16	3.30
U.S. Large Cap Value Gross	7/93	5.38	17.30	(0.88)	6.48	9.68
U.S. Large Cap Value Net		4.98	16.85	(1.27)	6.07	9.26
S&P 500® Value Index		3.00	15.32	(2.68)	4.84	7.58
Difference versus S&P 500® Value Index Net of Fees		1.97	1.53	1.42	1.23	1.67
U.S. Enhanced Index Gross	4/98	5.74	17.00	1.30	6.12	4.55
U.S. Enhanced Index Net		5.40	16.62	0.97	5.78	4.20
S&P 500® Index		5.45	16.40	0.22	5.33	3.34
Difference versus S&P 500® Index Net of Fees		(0.04)	0.22	0.76	0.45	0.86
U.S. Broad Large Cap Growth Gross	11/00	5.25	19.21	2.57	6.66	2.01
U.S. Broad Large Cap Growth Net		4.72	18.60	2.05	6.11	1.48
Russell 1000® Growth Index		5.76	17.50	2.87	6.03	(0.58)
Difference versus Russell 1000® Growth Index Net of Fees		(1.04)	1.10	(0.82)	0.08	2.06
U.S. Broad Enhanced Plus Gross	4/01	4.43	17.63	0.98	6.48	5.24
U.S. Broad Enhanced Plus Net		4.09	17.27	0.67	6.15	4.90
Russell 1000® Index		4.37	16.64	0.39	5.71	3.80
Difference versus Russell 1000® Index Net of Fees		(0.28)	0.63	0.29	0.43	1.10
U.S. Large Cap Core Gross	8/01	3.48	16.55	1.02	6.86	5.01
U.S. Large Cap Core Net		2.98	15.98	0.54	6.37	4.52
S&P 500® Index		5.45	16.40	0.22	5.33	3.08
Difference versus S&P 500® Index Net of Fees		(2.47)	(0.41)	0.32	1.03	1.44
U.S. Broad Large Cap Value Gross	8/04	5.45	17.72	(0.25)	-	5.89
U.S. Broad Large Cap Value Net		5.05	17.27	(0.62)	-	5.49
Russell 1000® Value Index		3.00	15.80	(2.19)	-	4.48
Difference versus Russell 1000® Value Index Net of Fees		2.05	1.47	1.57	-	1.01

Notes:
(1) Returns for periods greater than 1 year are annualized. Refer to p. 23 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

21

Mathematical equity performance (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 6/30/2012 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core Gross	1/05	(4.17)	12.66	(0.62)	-	5.22
Global Large Cap Core Net		(4.62)	12.10	(1.14)	-	4.67
MSCI World® Index		(4.42)	11.58	(2.40)	-	3.42
Difference versus MSCI World® Index Net of Fees		(0.21)	0.52	1.26	-	1.24
U.S. Broad Enhanced Plus Growth Gross	12/05	5.07	18.31	2.60	-	4.35
U.S. Broad Enhanced Plus Growth Net		4.81	18.01	2.34	-	4.08
Russell 1000® Growth Index		5.76	17.50	2.87	-	4.71
Difference versus Russell 1000® Growth Index Net of Fees		(0.95)	0.51	(0.53)	-	(0.63)
Enhanced Plus USA Gross	1/06	5.63	17.50	0.80	-	3.84
Enhanced Plus USA Net		5.29	17.11	0.47	-	3.51
MSCI USA® Index		5.09	16.45	0.36	-	3.61
Difference versus MSCI USA® Index Net of Fees		0.19	0.66	0.11	-	(0.10)
International Large Cap Core Gross	11/06	(12.49)	7.78	(3.71)	-	0.28
International Large Cap Core Net		(12.86)	7.32	(4.12)	-	(0.14)
MSCI EAFE® Index		(13.38)	6.45	(5.63)	-	(2.16)
Difference versus MSCI EAFE® Index Net of Fees		0.52	0.87	1.51	-	2.03
U.S. Broad Enhanced Index Gross	10/08	4.37	16.94	-	-	6.81
U.S. Broad Enhanced Index Net		4.14	16.64	-	-	6.51
Russell 1000® Index		4.37	16.64	-	-	6.88
Difference versus Russell 1000® Index Net of Fees		(0.23)	(0.00)	-	-	(0.37)
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	(4.04)	13.71	-	-	15.30
Global Large Cap Core ex Japan (Kokusai) Net		(4.57)	13.10	-	-	14.67
MSCI KOKUSAI® World ex Japan Index		(4.15)	12.70	-	-	14.85
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		(0.41)	0.40	-	-	(0.18)
European Large Cap Core Gross (EUR)	1/10	(2.18)	-	-	-	8.26
European Large Cap Core Net (EUR)		(2.72)	-	-	-	7.67
MSCI Europe® Index (EUR)		(3.91)	-	-	-	3.47
Difference versus MSCI Europe® Index (EUR) Net of Fees		1.19	-	-	-	4.20
U.S. Broad Large Cap Core Gross	2/11	2.47	-	-	-	7.23
U.S. Broad Large Cap Core Net		1.91	-	-	-	6.65
Russell 1000® Index		4.37	-	-	-	5.87
Difference versus Russell 1000® Index Net of Fees		(2.46)	-	-	-	0.78
Global Enhanced Index ex Australia Gross	6/11	(3.23)	-	-	-	(4.09)
Global Enhanced Index ex Australia Net		(3.48)	-	-	-	(4.34)
MSCI World® ex Australia Index		(4.15)	-	-	-	(5.23)
Difference versus MSCI World® ex Australia Index Net of Fees		0.67	-	-	-	0.89

Notes:
(1) Returns for periods greater than 1 year are annualized. Refer to p. 23 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

22

For the period ending June 30, 2012, 0%, 50%, 75% and 60% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund – Class S (1/03); INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Value Fund –Class I (12/05); INTECH International Fund – Class I (5/07); INTECH Global Dividend Fund – Class I (12/11). The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. For Large Cap Value from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Value Index (“Barra Value Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Value Index, which later became the S&P 500/Citigroup Value Index (“Citigroup Value Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Value Index and the Citigroup Value Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Value Index. Effective 12/9/2009, the Citigroup Value Index's name was changed to S&P 500 Value Index. The S&P 500 Value Index is a market-capitalization-weighted index developed by Standard and Poor’s consisting of those stocks within the S&P 500 Index that exhibit strong value characteristics. The index measures the performance of the value style of investing in large cap U.S. stocks. The S&P 500 Value Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. With respect to European Equity, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs and are gross of dividend tax withholdings. Mathematical equity performance disclosure

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. For the 1-, 3-, 5- and 10-year periods ending June 30, 2012, 52%, 51%, 75% and 71% of the 48, 43, 40 and 28 Complex-Wide mutual funds; 44%, 43%, 72% and 71% of the 39, 35, 32 and 24 Fundamental Equity mutual funds; and 100%, 100%, 100% and 75% of the 5,4,4 and 4 Fixed Income mutual funds outperformed the majority of their Lipper peers based on total returns. On an asset-weighted basis, 80% of the Complex-Wide mutual fund assets, 80% of the Fundamental Equity mutual fund assets and 80% of the Fixed Income mutual fund assets outperformed the majority of their Lipper peers based on total returns for the 10-year period. Lipper performance on an asset weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Lipper relative rankings. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Funds not ranked by Lipper are not included in the analysis. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a 3-year performance history. For the period ending June 30, 2012, 28%, 48% and 57% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 43, 40 and 28 funds, respectively. 43 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales and companies with relatively small market capitalizations. Please see a Janus prospectus for more information about risk, fund holdings and other details.

Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC (7/12) C-0712-17135 10-15-12 Other important disclosures

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2011, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.